SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of
                        The Securities Exchange Act of 1934

                                  June 1, 2006
                                (Date of Report)


                            ALANCO TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                                    0-9437
                            (Commission File No.)

               Arizona                                  86-0220694
      (State or other jurisdiction)         ( IRS Employer Identification No.)

               15575 N 83RD WAY, SUITE 3, SCOTTSDALE, ARIZONA 85260
              (Address of Principal Executive Office)      (Zip Code)

                                  (480)607-1010
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CRF 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4 ( c) under the Exchange Act (17 CFR 240.134-4(c))


Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 9, 2006 the Company concluded that the Balance Sheets as reported in Form 10-KSB for the year ended June 30, 2005 should no longer be relied upon.

The Company filed an amended Form 10-KSB for the fiscal year ended June 30, 2005 on May 9, 2006, restating our balance sheets as described below, and again amended the filing on June 1, 2006. The second amendment updated the corporate certification and audit opinion.

The Company filed a Form S-3 Registration Statement on January 19, 2006. The filing was reviewed by the Securities & Exchange Commission and comment letters were received by the Company. In response to those comment letters, the Company restated its balance sheets for the periods ended June 30, 2005 and 2004, reclassifying the Preferred Stock - Series B Convertible from a liability to mezzanine financing. The restatement had no effect on reported net loss or net loss per share.

The Company's audit committee reviewed the restated balance sheets with the independent auditors.




                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2006                  ALANCO TECHNOLOGIES, INC.

                                   By: /s/ John A Carlson
                                       -----------------------
                                       Chief Financial Officer